As filed with the Securities and Exchange Commission on September 3, 2009         Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3960974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
780 Third Avenue, 25th Floor
New York, New York 10017
(Address, including zip code of registrant’s principal executive offices)
FUEL SYSTEMS SOLUTIONS, INC. 2009 RESTRICTED STOCK PLAN
(Full title of the Plan)
Matthew Beale, President and Chief Financial Officer
780 Third Avenue, 25th Floor
New York, New York 10017
Telephone: (646) 502-7170
Telecopy: (646) 502-7171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Ronald H. Janis, Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5813
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, no par value	400,000 shares	$31.56	$12,624,000	$704.42

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h)(1) based on the average of the high and low prices of the Common Stock as reported on NASDAQ on August 27, 2009.

PART I
INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS
ITEM 1 Plan Information*
          Not filed with this Registration Statement.
ITEM 2 Registrant Information and Employee Plan Annual Information*
          Not filed with this Registration Statement.

*	All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3 Documents Incorporated By Reference
     The following documents filed by Fuel Systems Solutions, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed January 22, 2009, January 28, 2009, March 3, 2009, March 13, 2009, May 6, 2009, May 15, 2009, June 1, 2009, June 18, 2009; June 23, 2009, July 9, 2009, July 17, 2009, July 21, 2009, July 22, 2009 and August 7, 2009;

•	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•	The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, as amended on July 21, 2009 and including any further amendment or report filed for the purpose of updating such description.
          Information in Current Reports on Form 8-K furnished to the Commission, including under Item 2.02 or 7.01 of Form 8-K, prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.
          In addition, all documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4 Description of Securities
          Not applicable.
ITEM 5 Interests of Named Experts and Counsel
          Certain legal matters relating to the issuance of the shares of Fuel Systems Common Stock offered hereby have been passed upon by Day Pitney llp, counsel to the Company. Partners and other attorneys involved in the preparation of this Registration Statement in the law firm of Day Pitney llp beneficially own no shares of Fuel Systems Common Stock as of September 3, 2009.
ITEM 6 Indemnification of Directors and Officers
          The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
          The Registrant’s certificate of incorporation provides that, except to the extent prohibited by the DGCL, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s bylaws provide for indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she conducted himself or herself in good faith and reasonably believed his or her actions to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, to the extent that any present or former director or officer of the Registrant is wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the bylaws, or in defense of any claim, issue or matter described therein, he or she shall be indemnified by the Registrant against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, except for suits regarding questioning stock options and employment contracts received prior to becoming a director or officer of the Registrant. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Pursuant to director indemnification agreements with our outside directors, the Registrant has agreed to indemnify them if they are made a party to or threatened to be made party to any proceeding by reason of their status as a director.
ITEM 7 Exemption from Registration Claimed
               Not applicable.
ITEM 8 Exhibits

4.1	Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan (1).

5.1	Opinion of Day Pitney LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

(1)	Incorporated by reference to the Exhibit 10.2 filed with Current Report on Form 8-K filed July 9, 2009

ITEM 9 Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September, 2009.

FUEL SYSTEMS SOLUTIONS, INC.
By:	/s/ Matthew Beale
Matthew Beale
President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mariano Costamagna and Matthew Beale as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 3, 2009.

Signature	Title

/s/ Mariano Costamagna Mariano Costamagna	Chief Executive Officer and Director (principal executive officer)

/s/ Matthew Beale Matthew Beale	President and Chief Financial Officer (principal financial officer)

/s/ Michael Helfand Michael Helfand	Senior Vice-President Finance and Chief Accounting Officer (principal accounting officer)

/s/ Normal L. Bryan	Director

Norman L. Bryan

Signature	Title

/s/ Marco Di Toro	Director

Marco Di Toro

/s/ Douglas R. King	Director

Douglas R. King

/s/ James W. Nall	Director

James W. Nall

/s/ William J. Young	Director

William J. Young

/s/ Aldo Zanvercelli	Director

Aldo Zanvercelli

EXHIBIT INDEX

5.1	Opinion of Day Pitney LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).